REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                      ON INTERNAL CONTROL



The Board of Directors
The Crowley Portfolio Group, Inc.
Wilmington, Delaware


In planning and performing our audit of the financial statements of The Crowley Portfolio Group, Inc. (comprising, respectively, The Crowley Income Portfolio and The Crowley Diversified Management Portfolio) for the year ended November 30, 2003, we considered its internal control, including controls for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Portfolios is responsible for establishing and maintaining an internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. These controls include the safeguarding of assets against unauthorized acquisition, use, or disposition

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control components elements does not reduce to a relatively low level the risk that misstatements caused by errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of November 30, 2003.

This report is intended solely for the information and use of management and the Board of Directors of The Crowley Portfolio Group, Inc. and the Securities and Exchange Commission, and is not intended to be and should not be used by any one other than these specified parties.




Philadelphia, Pennsylvania
January 6, 2004


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